INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made effective May 10, 2013 by and between Questar Corporation, a Utah corporation (the “Company”), and [Name of Director] (the “Director”).

RECITALS

A.Director has agreed to serve as a director of the Company and in that capacity will perform a valuable service for the Company.

B.Corporate litigation subjects directors to expensive litigation risks, and the availability and coverage of directors’ liability insurance have been reduced.

C.The Amended and Restated Bylaws (the “Bylaws”) of the Company require the Company to indemnify its directors.

D.To provide the Director with protection against personal liability, to enhance the Director’s service to the Company in an effective manner, and to provide the Director with specific contractual assurance that the protection promised by the Bylaws will be available to the Director (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Director to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants contained in this Agreement, the Company and the Director do hereby agree as follows:

1.	Definitions. As used in this Agreement:

(a)    “Determination” means a determination, and “Determined” means a matter which has been determined, based on the facts known at the time, by:

(i) the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, with only those directors not parties to the proceeding counted in satisfying the quorum requirement;

(ii) a majority vote of a committee of the Board of Directors designated by the Board of Directors, if a quorum cannot be obtained, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee;

(iii) by independent legal counsel selected by the group described in subparagraph (a) or (b) or, if a quorum of the Board of Directors cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), selected by a majority vote of the full Board of Directors, in which selection directors who are parties to the proceeding may participate; or

(iv) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

(a)    “Proceeding” includes any threatened, pending or completed claim, issue, matter, action, suit or proceeding, arbitration, mediation, appeal, inquiry or investigation, whether brought by or in the right of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, whether of a formal or informal nature, and in which the Director was, is, may be, may have been or is threatened to be involved as a party or otherwise, by reason of the fact that he is or was a Director of the Company or any of its affiliates; or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; or by reason of any action taken by him or any inaction on his part while acting in any such capacity, in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(b)    “Expense” shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, judgments, fines and penalties, amounts paid in settlement by the Director, attorneys’ fees (including fees and expenses of counsel selected by the Director) and disbursements, and any expenses of establishing a right to indemnification under Paragraph 6 hereof.

2.    Indemnification. The Company shall indemnify the Director against all Expenses actually and reasonably incurred by him in connection with any Proceeding in accordance with the provisions specified in this Agreement, except to the extent set forth in Paragraph 3 below. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendre, or its equivalent, shall not, of itself, create a presumption that the Director did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, that the Director had reasonable cause to believe that his conduct was unlawful.

3.    Exclusions. No indemnification for Expenses shall be made under this Agreement:

(a) on account of any suit in which a final judgment is rendered against the Director for an accounting of profits made from the purchase or sale by him of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the”1934 Act”) or similar provisions of any federal, state, or local law;

(b) on account of the Director’s conduct that is finally adjudged by a court to have constituted intentional fraud, recklessness, or willful misconduct;

(c) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;

(d) to the extent that the Director has voluntarily become a party to any Proceeding without the written consent of the Company;

(e) to the extent that the Director has been reimbursed by insurance;

(f) in connection with a proceeding by or in the right of the Company in which the Director was adjudged liable to the Company; or

(g) in connection with any proceeding in which the Director was adjudged liable to the Company on the basis of receiving an improper benefit.

4.    Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Director has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, including dismissal without prejudice, the Director shall be indemnified against all Expenses incurred in connection therewith (except Expenses for which the Director has been reimbursed by insurance).

5.    Advances of Expenses. Expenses incurred by the Director (including Expenses for which he is ultimately expected to be reimbursed through insurance) pursuant to any Proceeding shall be paid by the Company in advance of any final disposition of the Proceeding if:

(a) the Director furnishes the Company with a written affirmation that his conduct was in good faith; that he reasonably believed that his conduct was in, or not opposed to, the Company’s best interests; and that he had no reasonable cause to believe, in the case of any criminal proceeding, that his conduct was unlawful;

(b) the Director furnished to the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately Determined that he did not meet the standard of conduct set forth above; and

(c) a Determination is made that the facts then known to those making the Determination would not preclude indemnification under this part.

6.    Right of Director to Indemnification Upon Application. Any indemnification under this Agreement shall be made no later than 45 days after receipt by the Company of the written request of the Director if a Determination is made that the Director’s conduct was in good faith, that the Director reasonably believed that his conduct was in, or not opposed to, the Company’s best interest, and if the Director had no reasonable cause to believe, in the case of any criminal proceeding, that his conduct was unlawful.

The right to indemnification or advances as provided by this Agreement shall be enforceable by the Director in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company, including its Board of Directors or independent legal counsel, to have made a Determination prior to the commencement of such action that indemnification is proper in the circumstances because the Director has met the applicable standard of conduct, nor an actual Determination by the Company, including its Board of Directors or independent legal counsel, that the Director has not met such applicable standard of conduct, shall bar the action or create an irrefutable presumption that the Director has not met the applicable standard of conduct. The Director’s Expenses reasonably incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such Proceeding shall also be reimbursed by the Company.

7.    Indemnification Hereunder Not Exclusive. Indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may be entitled under the Bylaws, any agreement, any vote of shareholders or directors, applicable law, any directors’ and officers’ insurance policy, or otherwise to the extent such rights are not inconsistent with applicable laws. The protections and rights provided by this Agreement and all of such other protections and rights are intended to be cumulative.

8.    Partial Indemnification. If the Director is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses actually and reasonably incurred by him in the investigation, defense, appeal, or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Director for the portion of such Expenses to which he is entitled.

9.    Settlement. The Company shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding (or any issue or matter therein) effected without its written consent. The Company shall not settle any Proceeding (or any issue or matter therein) in any manner that would impose any penalty or limitation on the Director without his written consent. Neither the Company nor the Director will unreasonably withhold consent to any proposed settlement.

10.    Insurance. The Director shall reimburse the Company for any amounts paid to him by the Company as indemnification of Expenses to the extent that the Director subsequently receives payment for the same Expenses from any insurance carrier or from any other party. In addition, with respect to any payments made to the Director under this Agreement, the Company shall be subrogated to the rights of the Director, to the extent of such payments, against any applicable insurance carrier (to the extent permitted by the relevant insurance policies) or against any third party, and the Director shall fully cooperate with the Company in enforcing such rights.

It is the intention of the parties in entering into this Agreement that the insurers under any directors’ and officers’ insurance policy shall be obligated ultimately to pay any claims by the Director that are covered by the directors’ and officers’ insurance policy, and nothing herein shall be deemed to diminish or otherwise restrict the Company’s or the Director’s right to proceed or collect against any insurers under the directors’ and officers’ insurance policy or to give such insurers any rights against the Company under or with respect to this Agreement, including, without limitation, any right to be subrogated to any of the Director’s rights hereunder, unless otherwise expressly agreed to by the Company in writing. The obligation of such insurers to the Company or the Director shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

Nothing in this Agreement obligates the Company to maintain directors’ and officers’ liability insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit.

11.    Securities Act Liabilities. With respect to certain liabilities incurred under the Securities Act of 1933, the Company’s obligations hereunder may be subject to undertakings contained in various registration statements filed by it pursuant to the Securities Act of 1933, as those undertakings relate to the possible need for court review of indemnification for such liabilities.

12.    Savings Clause. If this Agreement or any portion of it shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Director as to any Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

13.    Contribution. If the full indemnification provided in Paragraph 2 may not be paid to the Director because such indemnification is prohibited by law, then in respect of any actual or threatened Proceeding in which the Company is jointly liable with the Director (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses incurred by the Director for which indemnification is not available in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the Director on the other hand from the transaction from which such proceeding arose and (b) the relative fault of the Company and the Director, as well as any other relevant equitable considerations. The relative fault of the Company, which shall be deemed to include its other directors, officers and employees, on the one hand, and of the Director, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by any method of allocation that does not take account of the foregoing equitable considerations.

14.    Notice and Information. The Director, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company prompt notice in writing of any claim for which indemnity will or could be sought under this Agreement. Notice to the Company for this or any other purpose under this Agreement shall be directed to Questar Corporation, 333 South State Street, P. O. Box 45433, Salt Lake City, Utah 84145-0433, Attention: Ronald W. Jibson (or such other address as the Company shall designate in writing to the Director). Any notice to the Director shall be given at such address as he shall designate in writing to the Company. Notice shall be deemed received three days after the date postmarked if sent by certified or registered mail properly addressed.

In addition, the Director shall give the Company such information and cooperation as it may reasonably require and as shall be within the Director’s power.

15.    Effective Date. The Company’s indemnity obligations hereunder shall be applicable to any and all claims made after the effective date of this Agreement regardless of when the facts upon which such claims are based occurred.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

17.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

18.    Continuing Effect. This Agreement shall be binding upon the Director and upon the Company, their successors and assigns, and shall inure to the benefit of the Director’s heirs, personal representatives, executors, assigns and estate and to the benefit of the Company, its successors and assigns. The indemnification under this Agreement shall continue as to the Director even though he may have ceased to be a Director.

19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to be part of this Agreement as to affect the construction hereof.

20.    Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Director and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of May 10, 2013

Attest:		QUESTAR CORPORATION

By		By
	Thomas C. Jepperson		Ronald W. Jibson
	Corporate Secretary		President and Chief Executive Officer

QUESTAR DIRECTOR

By